CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Investment Trust of our reports dated December 11, 2025, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Investment Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 23, 2026

Appendix A

Trust	Fund Name	Report Date
John Hancock Investment Trust	John Hancock Small Cap Core Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Fundamental Large Cap Core Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Infrastructure Fund	December 11, 2025
John Hancock Investment Trust	John Hancock International Dynamic Growth Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Global Environmental Opportunities Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Emerging Markets Equity Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Disciplined Value International Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Balanced Fund	December 11, 2025
John Hancock Investment Trust	John Hancock Diversified Macro Fund*	December 11, 2025

*	The financial statements for John Hancock Diversified Macro Fund are presented on a consolidated basis

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